Exhibit 3.171

Delaware	PAGE 1
The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “JFK MEDICAL CENTER LIMITED PARTNERSHIP” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF LIMITED PARTNERSHIP, FILED TEE FOURTEENTH DAY OF MAY, A.D. 1997, AT 9 O’CLOCK A.M.

CERTIFICATE OF MERGER, FILED THE TWENTY-SEVENTH DAY OF JUNE, A.D. 1997, AT 4:35 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF MERGER IS THE TWENTY-NINTH DAY OF JUNE, A.D. 1997.

CERTIFICATE OF AMENDMENT, FILED THE SEVENTEENTH DAY OF DECEMBER, A.D. 2001, AT 10 O’CLOCK A.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “COLUMBIA/JFK MEDICAL CENTER LIMITED PARTNERSHIP” TO “JFK MEDICAL CENTER LIMITED PARTNERSHIP”, FILED THE FOURTH DAY OF APRIL, A. D. 2005, AT 5:54 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED PARTNERSHIP, “JFK MEDICAL CENTER LIMITED PARTNERSHIP “.

2751514 8100H	[SEAL]
Harriet Smith Windsor, Secretary of State

060958031		AUTHENTICATION: 5126276
DATE: 10-18-06

2

CERTIFICATE OF LIMITED PARTNERSHIP

OF

COLUMBIA/JFK MEDICAL CENTER LIMITED PARTNERSHIP

This Certificate of Limited Partnership of Columbia/JFK Medical Center Limited Partnership (the “Limited Partnership”) is being executed by the undersigned for the purpose of forming a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act.

1.	The name of the limited partnership is Columbia/JFK Medical Center Limited Partnership.

2.	The address of the registered office of the limited partnership in Delaware is 1013 Centre Road, Wilmington, Delaware 19805. The limited partnership’s registered agent at that address is The Prentice-Hall Corporation System, Inc.

3.	The name and address of the general partner is:

NAME	ADDRESS,
Columbia Palm Beach GP, LLC	One Park Plaza Nashville, TN 37203

IN WITNESS WHEREOF, the undersigned, constituting all of the general partners of the Partnership, have caused this Certificate of Limited Partnership which shall become effective upon the date of filing, to be duly executed as of the 13th day of May, 1997.

Signed on May 13, 1997.

PALM BEACH HEALTHCARE SYSTEM, INC., the managing member of COLUMBIA PALM BEACH GP, LLC., the general partner

Stephen T. Braun, Senior Vice President

CERTIFICATE OF MERGER MERGING COLUMBIA/JFK ACQUISITION, INC. INTO COLUMBIA/JFK MEDICAL CENTER LIMITED PARTNERSHIP

Pursuant to Section 263 of the Delaware General Corporation Law and Section 17-211 of the Delaware Revised Uniform Limited Partnership Act, the undersigned, Columbia/JFK Acquisition, Inc., a Delaware corporation (the “Merging Corporation”), and Columbia/JFK Medical Center Limited Partnership, a Delaware limited partnership (the “Surviving Limited Partnership”), adopt the following Certificate of Merger:

FIRST: The Merging Corporation is to be merged into the Surviving Limited Partnership.

SECOND: For each of the Merging Corporation and the Surviving Limited Partnership, the Plan was duly authorized by all action required by the laws under which it was incorporated or organized, as the case may be, and by the constituent documents of the Merging Corporation and the Surviving Limited Partnership on June 26, 1997. Each of the Merging Corporation and the Surviving Limited Partnership has approved, adopted, certified, executed and acknowledged the Plan.

THIRD: The Plan is on file at the following place of business of the Surviving Limited Partnership: One Park Plaza, Nashville, Tennessee 37203. A copy of the Plan will be furnished by the Surviving Limited Partnership, on request and without cost, to a any stockholder of the Merging Corporation or any partners of the Surviving Limited Partnership.

EXECUTED to be effective as of 12:02 a.m. on the 29th of June, 1997.

[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

MERGING CORPORATION

COLUMBIA/JFK ACQUISITION, INC.
a Delaware corporation

By:
John M. Franck II, Secretary

SURVIVING LIMITED PARTNERSHIP:

COLUMBIA/JFK MEDICAL CENTER, LIMITED PARTNERSHIP, a Delaware limited partnership

By:	Palm Beach Healthcare System, Inc., the managing member of Columbia Palm Beach GP, LLC, the General Partner

By:
John M. Franck II, Authorized Person

5

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF LIMITED PARTNERSHIP

OF

Columbia/JFK Medical Center Limited Partnership

The undersigned, desiring to amend the Certificate of Limited Partnership of Columbia/JFK Medical Center Limited Partnership pursuant to the provisions of Section 17-202 of the Revised Uniform Limited Partnership Act of the State of Delaware, does hereby certify as follows:

FIRST: The name of the Limited Partnership is Columbia/JFK Medical Center Limited Partnership

SECOND: Article 2 of the Certificate of Limited Partnership shall be amended as follows:

The name and address of the registered agent is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

IN WITNESS WHEREOF, the undersigned has executed this Amendment to the Certificate of Limited Partnership of Columbia/JFK Medical Center Limited Partnership on this 10th day of December, 2001.

Columbia/JFK Medical Center Limited Partnership

By:
Mary R. Adams, Attorney-in-Fact

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF LIMITED PARTNERSHIP

OF

COLUMBIA/JFK MEDICAL CENTER LIMITED PARTNERSHIP

The undersigned, desiring to amend the Certificate of Limited Partnership of Columbia/JFK Medical Center Limited Partnership pursuant to the provisions of Section 17-202 of the Revised Uniform Limited Partnership Act of the State of Delaware, does hereby certify as follows:

FIRST: The name of the Limited Partnership is Columbia/JFK Medical Center Limited Partnership

SECOND: Article 1 of the Certificate of Limited Partnership shall be amended to read in its entirety as follows:

“1. The name of the Limited Partnership is JFK Medical Center Limited Partnership”

IN WITNESS WHEREOF, the undersigned executed this Amendment to the Certificate of Limited Partnership on this 1st day of April, 2005.

Columbia/JFK Medical Center Limited Partnership By: Columbia Palm Beach GP, LLC, its general partner

By:
Dora A. Blackwood
Authorized Representative